UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2012

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Disposition of Assets.

On October 22, 2012, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), through HC-4499 Acushnet Avenue, LLC (“HC-4499 Acushnet”), a wholly owned subsidiary of CVOP, completed the acquisition of 100% of the fee simple interest in a 70,657 square foot hospital property (the “Vibra New Bedford Hospital”), located on approximately six acres of land in New Bedford, Massachusetts, for a purchase price of $26,067,000, plus closing costs. The seller of the Vibra New Bedford Hospital, Vibra Healthcare, LLC (“Vibra”), is not affiliated with the Company, Carter/Validus Advisors, LLC, the Company’s advisor, or its respective affiliates.

The acquisition was funded by a $16,850,000 loan secured by the Vibra New Bedford Hospital and net proceeds from the Company’s ongoing public offering. In connection with the acquisition, the Company paid an acquisition fee of approximately $531,340, or 2% of the purchase price, to its advisor. An affiliate of the Company’s advisor has been retained to manage, operate, lease and supervise the overall maintenance of the Vibra New Bedford Hospital and will receive a property management fee of 3.0% of the monthly revenue derived from the Vibra New Bedford Hospital. The Company believes the Vibra New Bedford Hospital is adequately insured.

The Vibra New Bedford Hospital was constructed in 1942 as a hospital and has undergone continuous renovations and improvements. The current sole tenant is 4499 Acushnet Avenue Operating Company, LLC (the “Tenant”), which is wholly-owned by Vibra. The Tenant’s obligations under the lease are guaranteed by Vibra. The Tenant has escrowed approximately $1.0 million for future renovation and improvements to the property, which the Tenant anticipates completing within a year. As of October 22, 2012, the Vibra New Bedford Hospital was 100% leased. The Company believes the Tenant is creditworthy based on its historical revenue and cash flow streams. All of the operations at the Vibra New Bedford Hospital and the principal nature of business of the Tenant are healthcare related.

The following table shows, as of October 22, 2012, the current effective annual rental income, lease expiration and renewal options for the Tenant of the Vibra New Bedford Hospital:

Tenant	Square Feet	Current Annual Base Rent(1)	Base Rent per Square Foot	Lease Term		Renewal Options
				Beginning	Ending
4499 Acushnet Avenue Operating Company, LLC (2)	50,657	$2,476,365	$48.88	10/22/2012	10/21/2017	2/5 yr

(1)	Rent increases annually by 2% of the then current annual base rent.
(2)	The Tenant entered into a net lease with HC-4499 Acushnet pursuant to which the Tenant is required to pay all operating expenses and capital expenditures of the building.

In evaluating the Vibra New Bedford Hospital as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, the operator of the facility, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, renewal options, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new property construction in the area and whether there were any anticipated required capital improvements.

For 2011, the real estate taxes on the Vibra New Bedford Hospital were approximately $120,626. For federal income tax purposes, the Company estimates that the depreciable basis in the Vibra New Bedford Hospital will be approximately $23,460,300. For federal income tax purposes, the Company depreciates personal property and buildings based upon an estimated useful life of seven and 39 years, respectively.

On October 22, 2012, in connection with the acquisition of the Vibra New Bedford Hospital, HC-4499 Acushnet entered into a mortgage, security agreement and fixture filing and a collateral assignment of leases, rentals and property income, and executed a term note (collectively, the “Loan Documents”) for the benefit of Capital One, National Association (“Capital One”) to obtain a loan in the principal amount of $16,850,000 (the “Capital One Loan”). The Capital One Loan is secured by the Vibra New Bedford Hospital. The material terms of the Loan Documents provide for the following: (i) a variable annual interest rate at the 30-day LIBOR plus 389 basis points; (ii) a default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) five percent (5%); and (iii) a maturity date of October 22, 2017. The Loan Documents also contain various affirmative and negative covenants that are customary for loan agreements and transactions of this type. Coincident with the Capital One Loan, CVOP entered into an interest swap agreement with Capital One to effectively fix the variable interest rate on the Capital One Loan to 5.5% per annum. The term of the swap agreement is co-terminus with the Capital One Loan.

While the acquisition of the Vibra New Bedford Hospital is individually insignificant for purposes of the reporting requirements of Form 8-K, its acquisition, combined with the Company’s prior acquisition of a hospital property from the same seller, makes the two properties “related businesses”, which are significant in the aggregate.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and we cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: October 26, 2012	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer